Exhibit 99.1

Investor Relations

Kathleen Nemeth

Juniper Networks

(408) 936-5397

kbela@juniper.net

Media Relations

Cindy Ta

Juniper Networks

(408) 936-6131

cta@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY THIRD QUARTER 2013 FINANCIAL RESULTS

Q3 2013:

•	Revenue: $1,186 million, up 3% from Q2‘13 and up 6% from Q3‘12

•	Operating Margin: 12.2% GAAP; 19.8% non-GAAP, up 0.9 pts from Q2‘13

•	GAAP Net Income Per Share: $0.19 diluted

•	Non-GAAP Net Income Per Share: $0.33 diluted, up from $0.29 diluted in Q2‘13 and up from $0.22 diluted in Q3‘12

SUNNYVALE, Calif., Oct. 22, 2013 – Juniper Networks (NYSE: JNPR), the industry leader in network innovation, today reported preliminary financial results for the three months ended September 30, 2013 and provided its outlook for the three months ending December 31, 2013.

Net revenues for the third quarter of 2013 increased 6% year-over-year and increased 3% sequentially to $1,186 million.

Juniper’s operating margin for the third quarter of 2013 increased to 12.2% on a GAAP basis from 3.8% in the third quarter of 2012 and was essentially flat from 12.0% in the second quarter of 2013. Non-GAAP operating margin for the third quarter of 2013 increased to 19.8% from 16.9% in the third quarter of 2012 and increased from 18.9% in the second quarter of 2013.

The Company posted GAAP net income of $99 million or $0.19 per diluted share for the third quarter of 2013. The GAAP diluted income per share includes $0.02 impact from restructuring charges. Non-GAAP net income per diluted share increased 14% compared to the second quarter of 2013 and includes a $0.01 benefit from a lower tax rate.

The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Preliminary Net Revenue by Market table below.

“We delivered our fifth consecutive quarter of year-over-year growth. Our performance reflects our continued ability to execute our strategy with agility in a dynamic macro environment,” said Kevin Johnson, chief executive officer of Juniper Networks. “We continue to see strong demand from our service provider customers and gain traction in the enterprise. It is evidence that our innovative and differentiated product portfolio is aligned with the needs of our customers as they look to build the best networks for their businesses.”

“Our third quarter results reflect continued momentum in revenue and earnings growth,” said Robyn Denholm, chief financial and operations officer of Juniper Networks. “We remain focused on growing top-line revenue, maintaining healthy gross margins and strengthening our business model. I am pleased with the team’s efforts and commitment to gaining efficiencies throughout the company as we look to capture the market opportunity ahead.”

Other Financial Highlights

Total cash, cash equivalents and investments as of September 30, 2013 were $4,034 million compared to $3,819 million as of June 30, 2013 and $4,048 million as of September 30, 2012.

Juniper’s net cash flow from operations for the third quarter of 2013 was $176 million, compared to $284 million in the second quarter of 2013 and $173 million in the third quarter of 2012.

Days sales outstanding in accounts receivable (“DSO”) was 42 days in the third quarter of 2013 compared to 40 days in the prior quarter and 32 days in the third quarter of 2012.

During the 2013 third quarter, Juniper Networks repurchased 4.4 million shares at an average share price of $20.92 per share for a total of $93 million.

Capital expenditures as well as depreciation and amortization of intangible assets expense during the third quarter of 2013 were both $41 million.

Outlook

Juniper’s outlook for the December quarter reflects its expectation of continued strong service provider demand with some improvement in enterprise. The Company is carefully monitoring any impacts in federal spending from the recent U.S. government shutdown.

Juniper Networks estimates:

•	Revenue for the fourth quarter ending December 31, 2013 to be in the range of $1,200 million to $1,230 million.

•	Non-GAAP gross margin will be 64.5%, plus or minus 0.5%.

•	Non-GAAP operating expenses will be $510 million to $525 million.

•	Non-GAAP operating margin for the fourth quarter will be roughly 22% at the midpoint of revenue guidance.

•	Non-GAAP net income per share will range between $0.35 and $0.37 on a diluted basis. This assumes a flat share count and non-GAAP tax rate of 27.5%.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition-related charges, restructuring charges, litigation settlements and resolutions, gain or loss on equity investments, non-recurring income tax adjustments, valuation allowance on deferred tax assets and income tax effect of non-GAAP exclusions. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Conference Call Webcast

Juniper Networks will host a conference call webcast today, October 22, 2013, at 2:00 pm (Pacific Daylight Time), to be broadcast live over the Internet at http://investor.juniper.net/investor-relations/default.aspx.

To participate via telephone in the US the toll free dial-in number is 1-877-407-8033. Outside the US, dial +1-201-689-8033. Please call 10 minutes prior to the scheduled conference call time. The webcast replay will be archived on the Juniper Networks website.

About Juniper Networks

Juniper Networks (NYSE: JNPR) delivers innovation across routing, switching and security. From the network core down to consumer devices, Juniper Networks’ innovations in software, silicon and systems transform the experience and economics of networking. Additional information can be found at Juniper Networks (www.juniper.net) or connect with Juniper on Twitter and Facebook.

Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Safe Harbor

Statements in this release concerning Juniper Networks' business outlook, economic and market outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending and spending by communication service providers and major customers; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation settlements and resolutions; and other factors listed in Juniper Networks' most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below. The following tables and reconciliations can also be found on the Investor Relations website at www.juniper.net.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net revenues:
Product	$900.8	$838.2	$2,546.4	$2,414.8
Service	284.8	280.1	849.1	809.8

Total net revenues	1,185.6	1,118.3	3,395.5	3,224.6
Cost of revenues:
Product	325.5	334.7	925.0	907.9
Service	113.6	109.8	332.7	340.9

Total cost of revenues	439.1	444.5	1,257.7	1,248.8

Gross margin	746.5	673.8	2,137.8	1,975.8
Operating expenses:
Research and development	264.6	288.2	784.5	826.5
Sales and marketing	268.7	261.0	790.1	778.2
General and administrative	61.1	49.4	157.7	152.9
Amortization of purchased intangible assets	1.1	1.1	3.5	3.5
Restructuring and other charges	6.0	31.0	21.0	36.2
Acquisition and litigation charges	—	0.3	10.5	1.3

Total operating expenses	601.5	631.0	1,767.3	1,798.6

Operating income	145.0	42.8	370.5	177.2
Other expense, net	(7.5)	(4.0)	(30.2)	(25.6)

Income before income taxes	137.5	38.8	340.3	151.6
Income tax provision	38.4	22.0	52.3	60.8

Net income	$99.1	$16.8	$288.0	$90.8

Net income per share:
Basic	$0.20	$0.03	$0.57	$0.17

Diluted	$0.19	$0.03	$0.56	$0.17

Shares used in computing net income per share:
Basic	501.5	521.2	503.0	525.4

Diluted	508.6	524.5	510.7	530.3

Juniper Networks, Inc.

Preliminary Net Revenues by Reportable Segment

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Platform Systems Division Segment:
PSD product revenues:
Routing	$594.3	$488.1	$1,640.3	$1,433.1
Switching	147.6	145.6	439.3	409.0

Total PSD product revenues	741.9	633.7	2,079.6	1,842.1
PSD service revenues	197.4	194.8	584.9	562.3

Total PSD revenues	$939.3	$828.5	$2,664.5	$2,404.4

Software Solutions Division Segment:
SSD product revenues:
Security	$144.3	$175.6	$407.1	$501.7
Routing	14.6	28.9	59.7	71.0

Total SSD product revenues	158.9	204.5	466.8	572.7
SSD service revenues	87.4	85.3	264.2	247.5

Total SSD revenues	246.3	289.8	731.0	820.2

Total	$1,185.6	$1,118.3	$3,395.5	$3,224.6

Juniper Networks, Inc.

Preliminary Net Revenues by Geographic Region

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Americas	$661.3	$560.3	$1,928.5	$1,678.9
Europe, Middle East, and Africa	306.5	321.3	898.0	927.7
Asia Pacific	217.8	236.7	569.0	618.0

Total	$1,185.6	$1,118.3	$3,395.5	$3,224.6

Juniper Networks, Inc.

Preliminary Net Revenues by Market

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Service Provider	$788.3	$705.2	$2,227.2	$2,071.8
Enterprise	397.3	413.1	1,168.3	1,152.8

Total	$1,185.6	$1,118.3	$3,395.5	$3,224.6

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in millions, except percentages and per share amounts)

(unaudited)

		Three Months Ended
		September 30, 2013	June 30, 2013	September 30, 2012
GAAP operating income		$145.0	$138.5	$42.8
GAAP operating margin		12.2%	12.0%	3.8%
Share-based compensation expense	C	69.3	61.5	59.1
Share-based payroll tax expense	C	0.4	0.6	0.1
Amortization of purchased intangible assets	A	7.6	7.7	9.0
Restructuring and other charges	B	12.1	8.8	83.4
Other	B	—	—	(5.3)
Acquisition-related charges	A	—	0.1	0.3

Non-GAAP operating income		$234.4	$217.2	$189.4
Non-GAAP operating margin		19.8%	18.9%	16.9%

GAAP net income		$99.1	$97.9	$16.8
Share-based compensation expense	C	69.3	61.5	59.1
Share-based payroll tax expense	C	0.4	0.6	0.1
Amortization of purchased intangible assets	A	7.6	7.7	9.0
Restructuring and other charges	B	12.1	8.8	83.4
Other	B	—	—	(5.3)
Acquisition-related charges	A	—	0.1	0.3
Gain on equity investments	B	(3.6)	(0.6)	(5.8)
Income tax effect of non-GAAP exclusions	B	(18.6)	(27.9)	(39.7)

Non-GAAP net income		$166.3	$148.1	$117.9

GAAP diluted net income per share		$0.19	$0.19	$0.03

Non-GAAP diluted net income per share	D	$0.33	$0.29	$0.22

Shares used in computing diluted net income per share		508.6	506.3	524.5

Discussion of Non-GAAP Financial Measures

This press release, including the tables above, includes the following non-GAAP financial measures derived from our Preliminary Condensed Consolidated Statements of Operations: product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; provision for income taxes; income tax rate; net income; and net income per share. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. Additionally, with respect to future financial guidance provided on a non-GAAP basis, we have excluded estimates for amortization of intangible assets, share-based compensation expenses, acquisition-related charges, restructuring charges, litigation settlements and resolutions, gain or loss on equity investments, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and income tax effect of non-GAAP exclusions.

Note A: Acquisition-Related Charges. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies. We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. We began to include share-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”), in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding share-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Share-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a share-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to share-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our share-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of share-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization's business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

Note D: Non-GAAP Net Income Per Share Items. We provide diluted non-GAAP net income per share. The diluted non-GAAP income per share includes additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,271.5	$2,407.8
Short-term investments	573.7	441.5
Accounts receivable, net of allowances	549.3	438.4
Deferred tax assets, net	129.4	172.6
Prepaid expenses and other current assets	156.5	140.4

Total current assets	3,680.4	3,600.7
Property and equipment, net	868.2	811.9
Long-term investments	1,188.6	988.1
Restricted cash and investments	92.5	106.4
Purchased intangible assets, net	115.9	128.9
Goodwill	4,057.7	4,057.8
Other long-term assets	194.4	138.3

Total assets	$10,197.7	$9,832.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$205.6	$209.3
Accrued compensation	191.6	279.3
Accrued warranty	28.6	29.7
Deferred revenue	731.9	693.5
Other accrued liabilities	242.9	210.2

Total current liabilities	1,400.6	1,422.0
Long-term debt	999.3	999.2
Long-term deferred revenue	289.3	229.9
Long-term income taxes payable	117.5	112.4
Other long-term liabilities	79.3	69.1

Total liabilities	2,886.0	2,832.6
Total stockholders' equity	7,311.7	6,999.5

Total liabilities and stockholders’ equity	$10,197.7	$9,832.1

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$288.0	$90.8
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	180.7	186.0
Depreciation and amortization	135.1	137.9
Restructuring and other charges	28.6	88.6
Deferred income taxes	40.4	(75.1)
Gain on investments, net	(7.8)	(7.8)
Excess tax benefits from share-based compensation	(1.5)	(7.2)
Other non-cash charges	1.3	0.6
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(111.0)	180.4
Prepaid expenses and other assets	(67.0)	(54.0)
Accounts payable	(1.1)	(114.0)
Accrued compensation	(88.6)	5.6
Income taxes payable	(26.1)	64.7
Other accrued liabilities	(16.8)	(24.8)
Deferred revenue	97.7	15.9

Net cash provided by operating activities	451.9	487.6

Cash flows from investing activities:
Purchases of property and equipment	(183.0)	(256.8)
Purchases of trading investments	(3.1)	(3.8)
Purchases of available-for-sale investments	(1,351.6)	(1,009.1)
Proceeds from sales of available-for-sale investments	860.4	625.2
Proceeds from maturities of available-for-sale investments	287.6	431.7
Payments for business acquisitions, net of cash and cash equivalents acquired	(10.0)	(90.5)
Proceeds from sales of privately-held investments	8.4	32.7
Purchases of privately-held investments	(20.4)	(11.1)
Purchase of licensed software	(10.0)	(65.3)
Changes in restricted cash	—	(20.8)

Net cash used in investing activities	(421.7)	(367.8)

Cash flows from financing activities:
Proceeds from issuance of common stock	123.7	88.2
Purchases and retirement of common stock	(332.1)	(400.1)
Payment for capital lease obligation	(1.4)	(1.4)
Customer financing arrangements	41.8	(16.2)
Excess tax benefits from share-based compensation	1.5	7.2

Net cash used in financing activities	(166.5)	(322.3)

Net decrease in cash and cash equivalents	(136.3)	(202.5)
Cash and cash equivalents at beginning of period	2,407.8	2,910.4

Cash and cash equivalents at end of period	$2,271.5	$2,707.9

Juniper Networks, Inc.

Cash, Cash Equivalents, and Investments

(in millions)

	September 30, 2013	December 31, 2012
	(unaudited)
Cash and cash equivalents	$2,271.5	$2,407.8
Short-term investments	573.7	441.5
Long-term investments	1,188.6	988.1

Total	$4,033.8	$3,837.4